Exhibit (h.1h)

FIRST AMENDMENT

The Information Sharing Agreement by and between CUNA Mutual Insurance Society, with respect to its qualified pension plans, and the Ultra Series Fund dated
September 22, 2008 (“Agreement”) is hereby amended as of June 30, 2009 as follows:

Preliminary Statement No. 1 is deleted and replaced with the following:

1.

CUNA Mutual, the Trust and Mosaic Funds Distributor, LLC have entered into a Participation Agreement dated June 30, 2009 under which series of the Trust are available to certain CUNA Mutual qualified pension plans (“Participation Agreement”).

Capitalized terms not defined in this Amendment have the meaning given to them in the Agreement. All other terms of the Agreement remain unchanged.

The parties have executed this Amendment to the Agreement effective as of the date first set forth above.

CUNA MUTUAL INSURANCE SOCIETY     ULTRA SERIES FUND

____________________________     ______________________________

Signature     Signature

____________________________     ______________________________

Name and Title     Name and Title